Exhibit 23.2

CONSENT

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-102829) of Viewpoint Corporation the summarization of our penetration study dated September 11, 2002 relating to the penetration level of various media players.

/s/ IPSOS-NPD

New York, New York

June 27, 2003